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                                                                       EXHIBIT 1

                                  VOTING TRUST

      Voting Trust Agreement (the "Trust") dated as of October 7, 1997 by and between Geoffrey Gimbel, Roger Gimbel, Bradley Meyers, Gary Meyers, Lawrence Meyers, Murray Meyers, and Susan Schulman (collectively, the "Stockholders" and, individually, a "Stockholder") and Geoffrey Gimbel and Murray Meyers, as trustees (the "Trustees").

                               W I T N E S S E T H
                               -------------------

      WHEREAS, effective December 24, 1997, each Stockholder will be the holder of record of shares of common stock, par value $.01 per share (the "Stock") of Just Toys, Inc., a Delaware corporation (the "Company") set forth opposite his name on Schedule A attached hereto.

      WHEREAS, the Stockholders desire to vest the right to vote their respective shares of the Stock in the Trustees.

                                   AGREEMENTS:

      To accomplish the foregoing, the parties create the Trust under the following terms and conditions:

                                    ARTICLE I

                               TRANSFER OF SHARES

      1.1 The Stockholders shall irrevocably transfer their respective shares of Stock to the Trustees which shall be held by the Trustees in accordance with this Trust.

      1.2 Certificates representing the Trust's shares of Stock shall bear a legend to the effect that such shares are issued pursuant to this Trust.

      1.3 The Company's transfer agent shall be instructed by the Trustees to note in the stock ledger of the Company that the Trust's shares of Stock are issued pursuant to this Trust.

                                   ARTICLE II

                                   TRUST TERM

      2.1 This Trust begins on the date first indicated above, and ends on the date three (3) years following that date, unless earlier terminated by the beneficial owners of at least 60% of






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the Trust's shares of Stock or extended by the written agreement of the Trustees and all of the Stockholders.

                                   ARTICLE III

                                  THE TRUSTEES

      3.1  Geoffrey Gimbel and Murray Meyers shall be the Trustees.

      3.2 Each Trustee shall have the right to appoint a successor Trustee by his Last Will and Testament which has been duly admitted to probate or by a written instrument signed by him, the latest in date of which shall prevail. If any deceased Trustee shall have failed to so designate a successor, his legal representative shall have the right to appoint a successor Trustee.

      3.3 A Trustee may resign at any time by a written instrument signed by such Trustee.

      3.4 No Trustee shall be required to obtain the order of any court to exercise any power or discretion under this Trust and shall not be required to file any accounting with any public official. The Trustees shall, however, maintain accurate records concerning the Trust, which shall be open to inspection by any Stockholder, at the Stockholder's expense, during normal business hours.

      3.5 If only one Trustee shall at any time be serving as such and no successor Trustee has been appointed to fill the vacant Trustee position as otherwise provided herein, the Stockholders beneficially owning a majority in interest in the Trust's shares of Stock may appoint a successor Trustee.

                                   ARTICLE IV

                   VOTING, DISTRIBUTIONS, NEW SHARES OF STOCK

      4.1 The right and manner of voting the Trust's shares of Stock shall be divided two-thirds to Geoffrey Gimbel or his successor and one-third to Murray Meyers or his successor, if both Trustees shall then be serving as such. If there shall at any time be only one Trustee, and no successor Trustee has been appointed to fill the vacant Trustee position as provided herein, such Trustee shall have the authority to direct the right and manner of voting of all of the Trust's shares of Stock.

      4.2 During the Trust's term, the Trustees shall be entitled exclusively to vote the Trust's shares of Stock at any annual or special meeting of the Company's stockholders or to consent to any action of the Company's stockholders taken without meeting.




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      4.3 The Trustees shall distribute promptly and currently to each
Stockholder his or her proportionate share of all distributions made by the Company with respect to the Stock held by the Trust.

      4.4 If, in case of any recapitalization, reorganization, merger, consolidation or other similar transaction, new shares of Stock are issued in exchange for the shares held by the Trustees, the Trustees shall hold such new Stock under the same terms, conditions, and responsibilities as the old Stock.

                                    ARTICLE V

                               WHEN THE TRUST ENDS

      5.1 When the Trust ends, the Trustees shall return to each of the Stockholders, or to the transferee, assignee, or successor in interest to any Stockholder who has died, such person's portion of the Trust's shares, and this Trust shall terminate.

                                   ARTICLE VI

                       LIMITATIONS ON TRUSTEES' LIABILITY

      6.1 In the administration of the Trust, the Trustees shall not be required to (i) enter into any contract or other obligation or (ii) become liable to pay or incur the payment of any damages, attorney fees, fines, penalties, costs, or other sums of money. The Trustees shall incur no responsibility as a stockholder, Trustee or otherwise by virtue of their service as Trustees hereunder except for their own individual malfeasance.

      6.2 The Stockholders will indemnify the Trustee from loss on account of any payment or liability to make any payment of money on account of any litigation or claim resulting from the Trustees' legal title to the Trust's assets or otherwise in conjunction with the Trust. The Stockholders agree jointly and severally that they will, on the Trustees' written demand, pay the Trustees an amount equal to all of the payments made or required to be made by the Trustees for which the Trustees have a right to such indemnification. The Trustees are not obligated to make any distribution of any sum under this agreement to any Stockholder if any indemnification payment has not been made, even if that Stockholder has contributed towards any such payment.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1 A copy of this Trust shall be filed by the Trustees in the registered office of the Company in the State of Delaware, which copy shall be open to the inspection of any Stockholder of the Company or any beneficiary of the Trust daily during business hours.




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      7.2 This Trust shall be governed by and construed according to the laws of the State of Delaware applicable to agreements executed and to be performed entirely therein.

      7.3 No part of this Trust will be affected if any other part of it is held unenforceable or invalid.

      7.4 This Trust may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Stockholders and the Trustees have duly executed this Trust on the day and year first written above:

                                  STOCKHOLDERS:

                                                   /s/ Geoffrey Gimbel
                                                   -----------------------------
                                                   Geoffrey Gimbel

                                                   /s/ Roger Gimbel
                                                   -----------------------------
                                                   Roger Gimbel

                                                   /s/ Gary Meyers
                                                   -----------------------------
                                                   Gary Meyers

                                                   /s/ Bradley Meyers
                                                   -----------------------------
                                                   Bradley Meyers

                                                   /s/ Lawrence Meyers
                                                   -----------------------------
                                                   Lawrence Meyers

                                                   /s/ Murray Meyers
                                                   -----------------------------
                                                   Murray Meyers

                                                   /s/ Susan Schulman
                                                   -----------------------------
                                                   Susan Schulman

                                                   TRUSTEES:

                                                   /s/ Geoffrey Gimbel
                                                   -----------------------------
                                                   Geoffrey Gimbel

                                                   /s/ Murray Meyers
                                                   -----------------------------
                                                   Murray Meyers




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                                                                      SCHEDULE A

                            SHARES OF JUST TOYS, INC. STOCK OWNED


     Name                                          No. of Shares Owned
     ----                                          -------------------

Geoffrey Gimbel                                           46,500

Roger Gimbel                                              320,342

Bradley Meyers                                            31,000

Gary Meyers                                               31,000

Lawrence Meyers                                           31,000

Murray Meyers                                             113,658

Susan Schulman                                            46,500